                                                                    EXHIBIT 3.78

                                                                          [SEAL]

                              CERTIFICATE OF MERGER

                                       OF

                      OWENS-ILLINOIS PLASTIC PRODUCTS INC.

                                      INTO

                           O-I BROCKWAY PLASTICS, INC.

          The undersigned corporations organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

          DO HEREBY CERTIFY:

          FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

             NAME                                    STATE OF INCORPORATION
    ----------------------                           ----------------------

    Owens-Illinois Plastic
         Products Inc.                                     Delaware
    O-I Brockway Plastics, Inc.                            Delaware

          SECOND: That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

          THIRD: That the name of the surviving corporation of the merger is O-I BROCKWAY PLASTICS, INC.

          FOURTH: That OI PLASTIC PRODUCTS FTS INC., a Delaware corporation, is the owner of all of the stock of each of the constituent corporations.

          FIFTH: That as an effect of the merger, the Certificate of Incorporation of O-I Brockway Plastics, Inc., a

Delaware corporation which will survive the merger, shall be the Certificate of Incorporation of the surviving corporation.

          SIXTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is One SeaGate, Toledo, Ohio 43666.

          SEVENTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation on request and without cost to any stockholder of either constituent corporation.

          EIGHTH: This Certificate of Merger shall be effective on January 1, 1995 at 12:01 a.m.

OWENS-ILLINOIS PLASTIC                      O-I BROCKWAY PLASTICS, INC.
  PRODUCTS INC.

By: /s/ David G. Van Hooser                 By: /s/ David G. Van Hooser
    -----------------------------               --------------------------------
    David G. Van Hooser                         David G. Van Hooser
    Vice President                              Vice President

Attest: /s/ James W. Baehran                Attest: /s/ James W. Baehran
        -------------------------                   ----------------------------
        James W. Baehran                            James W. Baehran
        Secretary                                   Secretary

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